SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2012

White Mountain Titanium Corporation

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities.

On July 31, 2012, we sold 1,000,000 shares of common stock at $1.50 per share for gross proceeds of $1,500,000. The Shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The sole investor in this offering was an accredited investor as defined in Regulation D. The investor delivered appropriate investment representations with respect to this sale and consented to the imposition of restrictive legends upon the stock certificate representing the shares. The investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock purchase. We paid a finder’s fee of $60,000 to a licensed broker in connection with this transaction. The shares sold in this offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Notwithstanding the foregoing, we have granted piggyback registration rights for the shares sold in this offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: August 2, 2012	By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President